Exhibit 3.1

Certificate of Designations of

8.00% Series A Mandatory Convertible Preferred Stock of

Rayonier Advanced Materials Inc.

Rayonier Advanced Materials Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, (a) on July 27, 2016, the board of directors of the Corporation delegated to a Pricing Committee (the “Pricing Committee”) the power to determine the voting powers, designations, preferences, rights and qualifications, limitations or restrictions and all other terms of the issuance of a series of preferred stock; and (b) on August 9, 2016, the Pricing Committee adopted the resolution shown immediately below, which resolution is now, and at all times since its date of adoption, has been in full force and effect:

RESOLVED, that pursuant to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Amended and Restated Certificate of Incorporation”) (which authorizes 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”)), and the authority vested in the Board of Directors (as defined below), a series of Preferred Stock be, and it hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Amended and Restated Certificate of Incorporation and this Certificate of Designations, as it may be amended from time to time (this “Certificate of Designations”) as follows:

Part 1. Designation and Number of Shares. Pursuant to the Amended and Restated Certificate of Incorporation, there is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock consisting of 1,725,000 shares of Preferred Stock designated as the “8.00% Series A Mandatory Convertible Preferred Stock” (the “Mandatory Convertible Preferred Stock”). Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Mandatory Convertible Preferred Stock to a number less than the number of shares then outstanding.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Frank A. Ruperto, its Chief Financial Officer and Senior Vice President, this 10th day of August, 2016.

RAYONIER ADVANCED MATERIALS INC.

By:	/s/ Frank A. Ruperto
Name:	Frank A. Ruperto
Title:	Chief Financial Officer and Senior Vice President

[Signature Page to Certificate of Designations of Mandatory Convertible Preferred Stock]

ANNEX A

STANDARD PROVISIONS

SECTION 1. General Matters; Ranking. Each share of the Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of the Mandatory Convertible Preferred Stock. The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or rights upon the liquidation, winding-up or dissolution of the Corporation, as applicable, shall rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Stock and (iii) junior to all Senior Stock and the Corporation’s existing and future indebtedness (including trade payables).

SECTION 2. Standard Definitions. As used herein with respect to the Mandatory Convertible Preferred Stock:

“Accumulated Dividend Amount” means, with respect to any Fundamental Change Conversion, the sum of (i) any accumulated and unpaid dividends for any Dividend Period ending prior to the Effective Date for the relevant Fundamental Change and (ii) any accumulated dividends for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Effective Date to, but excluding, such Effective Date, subject to the proviso in Section 9(a).

“ADRs” shall have the meaning set forth in Section 13(e).

“Agent Members” shall have the meaning set forth in Section 19(a).

“Amended and Restated Certificate of Incorporation” shall have the meaning set forth in the resolutions first set forth herein.

“Applicable Market Value” means the Average VWAP per share of Common Stock over the Final Averaging Period.

“Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board of Directors” means the board of directors of the Corporation or any duly authorized committee thereof, including any pricing committee.

“Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be further amended or restated from time to time.

“Certificate of Designations” shall have the meaning set forth in the resolutions first set forth herein.

“Clause I Distribution” shall have the meaning set forth in Section 13(a)(iii).

“Clause II Distribution” shall have the meaning set forth in Section 13(a)(iii).

“Clause III Distribution” shall have the meaning set forth in Section 13(a)(iii).

“Close of Business” means 5:00 p.m., New York City time.

“Common Equity” of any Person means capital stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation, subject to Section 13(e).

“Conversion and Dividend Disbursing Agent” means Computershare Trust Company, N.A., the Corporation’s duly appointed conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 14.

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Corporation” shall have the meaning set forth in the caption.

“Current Market Price” per share of Common Stock (or, in the case of clause (ii) below, per share of Common Stock, the Corporation’s capital stock or equity interest, as applicable) on any date means, for the purposes of determining an adjustment to the Fixed Conversion Rates:

(i) for purposes of any adjustment pursuant to Section 13(a)(ii), Section 13(a)(iii)(A), or Section 13(a)(iv), the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date with respect to the issuance or distribution requiring such computation; and

(ii) for purposes of any adjustment pursuant to Section 13(a)(v), the Average VWAP per share of Common Stock over the ten consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the expiration date of the tender or exchange offer.

“Depositary” means the Depository Trust Company (DTC) or its nominee or any successor appointed by the Corporation.

“Distributed Property” shall have the meaning set forth in Section 13(a)(iii).

“Dividend Amount” shall have the meaning set forth in Section 3(a).

“Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year commencing on November 15, 2016 to, and including, August 15, 2019.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, but exclude, November 15, 2016.

“Early Conversion” shall have the meaning set forth in Section 8(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b).

“Early Conversion Average Price” shall have the meaning set forth in Section 8(b).

“Early Conversion Date” shall have the meaning set forth in Section 10(b).

“Effective Date” shall have the meaning set forth in Section 9(a), except that, as used in Section 13(a), “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 13(e).

“Expiration Time” shall have the meaning set forth in Section 13(a)(v).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors.

“Final Averaging Period” means the 20 consecutive Trading Day period beginning on, and including, the 23rd Scheduled Trading Day immediately preceding August 15, 2019.

“Five-Day Average Price” shall have the meaning set forth in Section 3(c)(iii).

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 3(e).

A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date, if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, its Wholly Owned Subsidiaries and the employee benefit plans of the Corporation and its Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Corporation’s Common Equity representing more than 50% of the voting power of the Corporation’s Common Equity or the Corporation otherwise becomes aware of such beneficial ownership;

(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of the Common Stock) as a result of which the Common Stock would be converted into, would be exchanged for or would represent solely the right to receive stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into, will be exchanged for or will represent solely the right to receive stock, other securities, other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one of the Corporation’s Wholly Owned Subsidiaries; or

(iii) the Common Stock (or other Exchange Property) ceases to be listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by all common shareholders of the Corporation (excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Mandatory Convertible Preferred Stock becomes convertible into or exchangeable for such consideration (and cash in lieu of fractional shares).

If any transaction in which the Common Stock is replaced by securities of another entity pursuant to Section 13(e) occurs, following completion of any related Fundamental Change Conversion Period (or, if none, the effective date of such transaction), references to the Corporation in this definition of “Fundamental Change” shall instead be references to such other entity.

“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate set forth in the table below for the Effective Date and the Stock Price applicable to such Fundamental Change:

	Stock Price on Effective Date
Effective Date	$8.00	$9.00	$10.00	$11.00	$12.91	$14.00	$15.17	$16.00	$20.00	$50.00	$100.00	$150.00	$200.00
August 10, 2016	6.3347	6.2792	6.2230	6.1735	6.1073	6.0867	6.0762	6.0750	6.1133	6.4204	6.4911	6.5088	6.5174
August 15, 2017	6.7705	6.6854	6.5951	6.5102	6.3828	6.3336	6.2985	6.2829	6.2792	6.4843	6.5245	6.5362	6.5420
August 15, 2018	7.2862	7.1960	7.0795	6.9524	6.7293	6.6311	6.5538	6.5151	6.4543	6.5399	6.5580	6.5639	6.5669
August 15, 2019	7.7459	7.7459	7.7459	7.7459	7.7459	7.1429	6.5923	6.5923	6.5923	6.5923	6.5923	6.5923	6.5923

The exact Stock Price and Effective Dates may not be set forth in the table, in which case:

(i) If the Stock Price is between two Stock Prices set forth in the table above, or if the Effective Date is between two Effective Dates set forth in the table above, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable.

(ii) If the Stock Price is in excess of $200.00 per share (subject to adjustment in the same manner as adjustments are made to the Stock Prices in the column headings in the table above in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate, subject to adjustment as set forth herein.

(iii) If the Stock Price is less than $8.00 per share (subject to adjustment in the same manner as adjustments are made to the Stock Prices in the column headings in the table above in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate, subject to adjustment as set forth herein.

The Stock Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 13(c)(iv). The Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Section 13.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 9(a).

“Fundamental Change Early Conversion Right” shall have the meaning set forth in Section 9(a).

“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).

“Global Preferred Share” shall have the meaning set forth in Section 19(a).

“Global Shares Legend” shall have the meaning set forth in Section 19(a).

“Holder” means each person in whose name shares of the Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Dividend Threshold” shall have the meaning set forth in Section 13(a)(iv).

“Initial Issue Date” shall mean August 10, 2016.

“Initial Price” equals $100, divided by the Maximum Conversion Rate, which quotient is initially equal to approximately $12.91 per share of Common Stock.

“Junior Stock” means (i) the Common Stock and (ii) each other class of capital stock of the Corporation established after the Initial Issue Date the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” of Reorganization Common Stock will be determined as if references herein to “Common Stock” were deemed replaced with references to such “Reorganization Common Stock.”

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a).

“Liquidation Preference” means, as to the Mandatory Convertible Preferred Stock, $100 per share.

“Make-whole Dividend Amounts” shall have the meaning set forth in Section 9(a).

“Mandatory Conversion” shall have the meaning set forth in Section 7(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c).

“Mandatory Conversion Date” means the third Business Day immediately following the last Trading Day of the Final Averaging Period.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).

“Mandatory Convertible Preferred Stock” shall have the meaning set forth in Part 1 of this Certificate of Designations.

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii).

“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i).

“Nonpayment” shall have the meaning set forth in Section 6(b)(i).

“Nonpayment Remedy” shall have the meaning set forth in Section 6(b)(iii).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“Open of Business” means 9:00 a.m., New York City time.

“Parity Stock” means any class of capital stock of the Corporation established after the Initial Issue Date the terms of which expressly provide that such class or series shall rank on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Preferred Stock” shall have the meaning set forth in the resolutions first set forth herein.

“Preferred Stock Directors” shall have the meaning set forth in Section 6(b)(i).

“Pricing Committee” shall have the meaning set forth in the caption.

“Prospectus” means the prospectus dated February 26, 2016, contained in the Corporation’s Registration Statement on Form S-3, file number 333-209747, relating to securities, including the Mandatory Convertible Preferred Stock, to be issued from time to time by the Corporation.

“Prospectus Supplement” means the preliminary prospectus supplement dated August 3, 2016, to the Prospectus, as supplemented by the related pricing term sheet dated August 4, 2016, relating to the offering and sale of the Mandatory Convertible Preferred Stock.

“Record Date” means, (x) with respect to any Dividend Payment Date, the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding the applicable February 15, May 15, August 15 or November 15 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day and (y) as used in Section 13(a) with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at the Close of Business on the related Record Date.

“Registrar” shall initially mean Computershare Trust Company, N.A., the Corporation’s duly appointed registrar for the Mandatory Convertible Preferred Stock and any successor appointed under Section 14.

“Reorganization Common Stock” shall have the meaning set forth in Section 13(e).

“Reorganization Event” shall have the meaning set forth in Section 13(e).

“Reorganization Valuation Percentage” for any Reorganization Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Reorganization Common Stock over the relevant Reorganization Valuation Period, divided by (y) the arithmetic average of the Last Reported Sale Prices of one share of Common Stock over the relevant Reorganization Valuation Period.

“Reorganization Valuation Period” for any Reorganization Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Reorganization Event.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Stock” means each class of capital stock of the Corporation established after the Initial Issue Date the terms of which expressly provide that such class or series shall rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.

“Spin-Off” means a distribution by the Corporation to all or substantially all holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a Subsidiary or other business unit of the Corporation that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

“Stock Price” means, for any Fundamental Change, (i) if all holders of Common Stock receive only cash in exchange for their Common Stock in such Fundamental Change, the amount of cash paid in such Fundamental Change per share of Common Stock, and (ii) in all other cases, the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Effective Date.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Threshold Appreciation Price” means $100, divided by the Minimum Conversion Rate, which quotient is initially equal to approximately $15.17 per share of Common Stock.

“Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transfer Agent” shall initially mean Computershare Trust Company, N.A., the Corporation’s duly appointed transfer agent for the Mandatory Convertible Preferred Stock and any successor appointed under Section 14.

“Trigger Event” shall have the meaning set forth in Section 13(a)(iii).

“Underwriters” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, DNB Markets, Inc., PNC Capital Markets LLC, TD Securities (USA) LLC, and U.S. Bancorp Investments, Inc.

“Underwriting Agreement” means the Underwriting Agreement relating to the offering of the Mandatory Convertible Preferred Stock, dated August 4, 2016, among the Corporation and the Underwriters.

“Unit of Exchange Property” shall have the meaning set forth in Section 13(e).

“Voting Preferred Stock” means any class or series of Preferred Stock, other than the Mandatory Convertible Preferred Stock, ranking equally with the Mandatory Convertible Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up and upon which voting rights like those set forth in Section 6 have been conferred and are exercisable.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “RYAM <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%.”

SECTION 3. Dividends. (a) Rate. Subject to the rights of holders of any class of the Corporation’s capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative dividends at the rate per annum of 8.00% on the Liquidation Preference per share of Mandatory Convertible Preferred Stock (equivalent to $8.00 per annum per share (the “Dividend Amount”)), payable in cash, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock, as determined by the Corporation in its sole discretion (subject to the limitations described below). Declared dividends on the Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders at the Close of Business on the immediately preceding Record Date, whether or not such Record Holders convert their shares of Mandatory Convertible Preferred Stock, or such shares are automatically converted, after such Record Date and on or prior to the immediately succeeding

Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial Dividend Period and any partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

No dividend shall be declared or paid upon, or any sum or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding share of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Holders shall not be entitled to any dividends on the Mandatory Convertible Preferred Stock, whether payable in cash, property or shares of Common Stock, in excess of full cumulative dividends.

Except as described in this Section 3(a), dividends on any share of Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.

(b) Priority of Dividends. So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other shares of Junior Stock, and no Common Stock or other Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to (i) a dividend payable on any Common Stock or other Junior Stock in shares of any Common Stock or other Junior Stock; (ii) the acquisition of shares of any Common Stock or other Junior Stock in exchange for shares of any Common Stock or other Junior Stock and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock; (iii) purchases of fractional interests in shares of any Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into such shares of Common Stock or other Junior Stock; (iv) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock; (v) any dividends or distributions of rights or Common Stock or other Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (vi) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Common Stock or other Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its Subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock or Parity Stock; and (vii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock and the payment of cash in lieu of fractional shares of other Junior Stock or other Parity Stock, as the case may be.

When dividends on Shares of Mandatory Convertible Preferred Stock have not been paid in full on any Dividend Payment Date or declared and a sum or number of shares of Common Stock sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Record Date, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the Mandatory Convertible Preferred Stock and each such other class or series of Parity Stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preferred Stock and such class or series of Parity Stock (subject to their having been declared by the Board of Directors out of legally available funds) bear to each other, in proportion to their respective liquidation preferences; provided that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.

(c) Method of Payment of Dividends. (i) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, may be paid by the Corporation, as determined in the sole discretion of the Corporation:

(A) in cash;

(B) by delivery of shares of Common Stock (or, as set forth herein, Units of Exchange Property); or

(C) through any combination of cash and shares of Common Stock (or, as set forth herein, Units of Exchange Property).

(ii) Each payment of a declared dividend on the Mandatory Convertible Preferred Stock shall be made in cash, except to the extent the Corporation timely elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election, and the portions of such payment that will be made in cash and in Common Stock, on the date that the Corporation declares such dividend and in any event no later than the date that is 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend.

(iii) Any shares of Common Stock issued in payment or partial payment of a declared dividend shall be valued for such purpose at the Average VWAP per share of Common Stock for each Scheduled Trading Day during the five consecutive Scheduled Trading Day period commencing on, and including, the seventh Scheduled Trading Day immediately preceding the applicable Dividend Payment Date (or, if no Trading Day occurs during such period, over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the applicable Dividend Payment Date) (the “Five-Day Average Price”), multiplied by 97%.

(d) No fractional shares of Common Stock shall be delivered by the Corporation to Holders in payment or partial payment of a dividend. A cash adjustment shall be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Five-Day Average Price.

(e) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock to be delivered in connection with any declared dividend exceed a number equal to the total dividend payment divided by $4.52, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth in Section 13 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend as to which the Corporation has elected to deliver shares of Common Stock in lieu of cash exceeds the product of the number of shares of Common Stock delivered in connection with such declared dividend and 97% of the Five-Day Average Price, the Corporation shall, if it is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.

(f) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not “affiliates” of the Corporation for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such shares of Common Stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on The New York Stock Exchange (or if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).

SECTION 4. Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each Holder shall be entitled to receive the Liquidation Preference per share of Mandatory Convertible Preferred Stock, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation available for distribution to its shareholders, after satisfaction of liabilities owed to the Corporation’s creditors and holders of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock.

(b) Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, shall be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution of the Corporation for the purposes of this Section 4.

(c) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount of the Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, dissolution or winding up, on, all Parity Stock are not paid in full, the Holders and all holders of any Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(d) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s shares of Mandatory Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.

SECTION 5. No Redemption; No Sinking Fund. The Mandatory Convertible Preferred Stock shall not be subject to any redemption, sinking fund or similar provisions. However, the Company at its option may purchase the Mandatory Convertible Preferred Stock in the open market, by tender offer or otherwise. The Company will cause any Mandatory Convertible Preferred Stock so purchased (other than pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the Transfer Agent for cancellation (by delivery or book-entry transfer, as applicable, in accordance with the Transfer Agent’s applicable procedures), upon which time such Mandatory Convertible Preferred Stock will no longer be considered outstanding under this Certificate of Designations.

SECTION 6. Voting Rights.

(a) General. Holders shall not have any voting rights except as set forth in this Section 6 or as otherwise from time to time specifically required by Delaware law.

(b) Right to Elect Two Directors Upon Nonpayment. (i) Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more Dividend Periods (including, for the avoidance of doubt, the Dividend Period beginning on, and including, the Initial Issue Date and ending on, but excluding, November 15, 2016), whether or not for consecutive Dividend Periods (such occurrence after six or more Dividend Periods, a “Nonpayment”), the Holders, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, shall be entitled at the Corporation’s next special or annual meeting of shareholders to vote for the election of a total of two additional members of the board of directors of the Corporation (the “Preferred Stock Directors”); provided that the election of any such directors will not cause the Corporation to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the board of directors of the Corporation shall at no time include more than two Preferred Stock Directors. In the event of a Nonpayment, the number of directors then constituting the board of directors of the Corporation shall be automatically increased by two, and the new directors shall be elected at the next annual meeting of the Corporation’s shareholders so long as such meeting is no more than 90 and no less than 30 calendar days before the date fixed for the next annual meeting of the Corporation’s shareholders, failing which election shall be held at such next annual or special meeting of the Corporation’s shareholders, or at a special meeting of the Corporation’s preferred shareholders called by the Board of Directors, at the request of the holders of record of at least 20% of the shares of Mandatory Convertible Preferred Stock or of any other series of Voting Preferred Stock (provided that such request is received at least 90 calendar days before the date fixed for such special meeting of the Corporation’s preferred shareholders), and at each subsequent annual meeting, so long as the Holders continue to have such voting rights. Whether a plurality, majority or other portion of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.

(ii) Any request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Mandatory Convertible Preferred Stock or Voting Preferred Stock then outstanding, and delivered to the Corporation in such manner as provided for in Section 16 below, or as may otherwise be required by law.

(iii) If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the voting rights described in this Section 6(b), subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the number of directors on the board of directors of the Corporation shall automatically decrease by two.

(iv) Any Preferred Stock Director may be removed at any time without cause by the Record Holders of a majority of the outstanding shares of the Mandatory Convertible

Preferred Stock and any Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described in this Section 6(b).

In the event that a Nonpayment shall have occurred and there has not been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Mandatory Convertible Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described in this Section 6(b); provided that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of Holders and any Voting Preferred Stock to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of preferred stockholders of the Corporation, called as provided above for an initial election of Preferred Stock Directors after a Nonpayment (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, failing which election shall be held at such next annual or special meeting of stockholders of the Corporation). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the board of directors of the Corporation for a vote. Each Preferred Stock Director elected at any special meeting of stockholders of the Corporation or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders of the Corporation if such office shall not have previously terminated and such Preferred Stock Director shall not have been removed from such office, in each case as above provided.

(c) Other Voting Rights. So long as any shares of Mandatory Convertible Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Amended and Restated Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Mandatory Convertible Preferred Stock given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) any issuance, authorization or creation of, or any increase in the issued or authorized amount of, any specific class or series of Senior Stock;

(ii) any amendment or alteration of the Amended and Restated Certificate of Incorporation or this Certificate of Designations so as to authorize or create, or increase the authorized amount of, any specific class or series of Senior Stock;

(iii) any amendment, alteration or repeal of any provision of the Amended and Restated Certificate of Incorporation or this Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

(iv) any consummation of a binding share exchange or reclassification involving the Mandatory Convertible Preferred Stock, or of a merger or consolidation of the Corporation with or into another Person, unless in each case (x) the shares of Mandatory Convertible Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares of Mandatory Convertible Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole (and, for the avoidance of doubt, such new preference security becoming convertible into Exchange Property as set forth under Section 13(e) shall not be considered less favorable to the Holders of the Mandatory Convertible Preferred Stock);

provided, however, that for all purposes of this Section 6(c), (1) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock, (2) any increase in the amount of the Corporation’s authorized or issued shares of Mandatory Convertible Preferred Stock and (3) the creation and issuance, or an increase in the authorized or issued amount, of any other series of Parity Stock or Junior Stock shall be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of Holders.

(d) Change for Clarification. Without the consent of the Holders of the Mandatory Convertible Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock by amending or supplementing the Amended and Restated Certificate of Incorporation, this Certificate of Designations or any stock certificate representing shares of the Mandatory Convertible Preferred Stock:

(i) to cure any ambiguity, omission, inconsistency or mistake in any such document or instrument;

(ii) to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights, preferences, privileges or voting powers of any Holder; or

(iii) to make any other change that does not affect the rights, preferences, privileges or voting powers of any Holder (other than any Holder that consents to such change).

In addition, without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock to conform the terms of the Mandatory Convertible Preferred Stock to the description thereof in the Prospectus as supplemented and/or amended by the “Description of Mandatory Convertible Preferred Stock”

section of the Preliminary Prospectus Supplement, in each case, for the Mandatory Convertible Preferred Stock.

(e) Prior to the Close of Business on the applicable Conversion Date, the shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding and Holders shall have no voting rights with respect to such shares of Common Stock by virtue of holding the Mandatory Convertible Preferred Stock, including the right to vote on any amendment to the Corporation’s Amended and Restated Certificate of Incorporation or this Certificate of Designations that would adversely affect the rights of holders of the Common Stock.

(f) The number of votes that each share of Mandatory Convertible Preferred Stock and any Voting Preferred Stock participating in the votes described in this Section 6 shall have and shall be in proportion to the liquidation preference of such share.

(g) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Amended and Restated Certificate of Incorporation, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preferred Stock is listed or traded at the time.

SECTION 7. Mandatory Conversion on the Mandatory Conversion Date. (a) Each outstanding share of Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 8 or pursuant to an exercise of a Fundamental Change Early Conversion Right pursuant to Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”), into a number of shares of Common Stock equal to the Mandatory Conversion Rate.

(b) The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 7(c), be as follows:

(i) if the Applicable Market Value is greater than the Threshold Appreciation Price, then the Mandatory Conversion Rate shall be equal to 6.5923 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the Mandatory Conversion Rate per share of Mandatory Convertible Preferred Stock shall be equal to $100 divided by the Applicable Market Value, rounded to the nearest ten thousandth of a share of Common Stock; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 7.7459 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”);

provided that the Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 13.

(c) If on or prior to August 1, 2019, the Corporation has not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock through August 15, 2019, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (“Mandatory Conversion Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) 97% of the Five-Day Average Price. To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Five-Day Average Price, the Corporation shall, if the Corporation is legally able to do so, declare and pay such excess amount in cash pro rata to the Holders.

SECTION 8. Early Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, the Holders shall have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to August 15, 2019 (“Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment as described in Section 13 and to satisfaction of the conversion procedures set forth in Section 10.

(b) If as of any Early Conversion Date relating to an Early Conversion, the Corporation has not declared all or any portion of all accumulated and unpaid dividends for all full Dividend Periods ending on the Dividend Payment Date prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the converting Holder receives an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) the Average VWAP per share of the Common Stock over the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding such Early Conversion Date (such average being referred to as the “Early Conversion Average Price”). For the avoidance of doubt, to the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, the Corporation will not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 8(b), upon any Early Conversion of any shares of the Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless the Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares as of such Record Date, in accordance with Section 3.

SECTION 9. Fundamental Change Conversion. (a) If a Fundamental Change occurs on or prior to August 15, 2019, the Holders shall have the right (the “Fundamental Change Early Conversion Right”) to (i) convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”), at any time during the period (the “Fundamental Change Conversion Period”) that begins on, and includes, the effective date of such Fundamental Change (the “Effective Date”) and ends at the Close of Business, on the date that is 20 calendar days after the Effective Date (or, if later, the date that is 20 calendar days after Holders receive notice of such Fundamental Change, but in no event later than August 15, 2019) into a number of shares of Common Stock equal to the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock (or into Units of Exchange Property in accordance with Section 13(e)); (ii) with respect to such converted shares of Mandatory Convertible Preferred Stock, receive an amount equal to the present value, calculated using a discount rate of 8.00% per annum, of all dividend payments on such shares for all remaining full Dividend Periods beginning on the Dividend Payment Date immediately following such Effective Date and for the partial Dividend Period from, and including, such Effective Date to, but excluding, the next Dividend Payment Date (the “Fundamental Change Dividend Make-whole Amount”); and (iii) with respect to such converted shares of Mandatory Convertible Preferred Stock, receive an amount equal to, as of such Effective Date, the Accumulated Dividend Amount on such shares (the Accumulated Dividend Amount, together with the Fundamental Change Dividend Make-whole Amount, the “Make-whole Dividend Amounts”), in the case of clauses (ii) and (iii), subject to the Corporation’s right to deliver shares of Common Stock in lieu of all or part of such amounts as set forth in clause (d) below; provided that if such Effective Date or the relevant Fundamental Change Conversion Date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of the portion of the payment of such dividend that is so paid on such Dividend Payment Date for the partial dividend period from, and including such Effective Date to, but excluding, such Dividend Payment Date.

(b) The Corporation shall provide written notice (a “Fundamental Change Notice”) to Holders of the Effective Date of a Fundamental Change no later than the second Business Day following it becoming aware of such Effective Date. The Fundamental Change Notice shall state:

(i) the event causing the Fundamental Change;

(ii) the anticipated Effective Date or actual Effective Date, as the case may be;

(iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv) the Fundamental Change Conversion Period; and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

(c) Not later than the second Business Day following the Effective Date of a Fundamental Change, the Corporation shall notify (which notice may be contained in the same notice as the Fundamental Change Notice) Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount, or any portion thereof, in shares of Common Stock and, if applicable, the portion of such amount that will be paid in Common Stock; and

(iii) the Accumulated Dividend Amount and whether the Corporation will pay such amount, or any portion thereof, in shares of Common Stock and, if applicable, the portion of such amount that will be paid in Common Stock.

(d) (i) For any shares of Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, subject to the limitations described below, the Corporation may pay the Make-whole Dividend Amounts, determined in the Corporation’s sole discretion:

(A) in cash;

(B) by delivery of shares of Common Stock; or

(C) through any combination of cash and shares of Common Stock.

(ii) The Corporation shall pay the Make-whole Dividend Amounts in cash, except to the extent the Corporation elects on or prior to the second Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments in shares of Common Stock. If the Corporation elects to make any such payment, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose at 97% of the applicable Stock Price.

(iii) No fractional shares of Common Stock shall be delivered by the Corporation to converting Holders in respect of the Make-whole Dividend Amounts. A cash adjustment shall be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the relevant Conversion Date.

(iv) Notwithstanding the foregoing, with respect to any Fundamental Change Conversion, in no event shall the number of shares of Common Stock that the Corporation delivers instead of paying all or any portion of the Make-whole Dividend Amounts in cash exceed a number equal to the sum of such Make-whole Dividend Amounts, divided by the greater of (i) the Floor Price and (ii) 97% of the applicable Stock Price. To the extent that the sum of such Make-whole Dividend Amounts exceeds the product of the number of shares of

Common Stock delivered in respect of such Make-whole Dividend Amounts and 97% of the applicable Stock Price, the Corporation shall, if the Corporation is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.

(v) If the Corporation is prohibited from paying or delivering, as the case may be, the Make-whole Dividend Amounts (whether in cash or in shares of Common Stock), in whole or in part, due to limitations of applicable Delaware law, the Fundamental Change Conversion Rate shall be increased so that the Holders receive a number of shares of Common Stock equal to the cash amount of the aggregate unpaid and undelivered Make-whole Dividend Amounts, divided by the greater of (i) the Floor Price and (ii) 97% of the Stock Price for the relevant Fundamental Change. In such case, to the extent that the cash amount of the aggregate unpaid and undelivered Make-whole Dividend Amounts exceeds the product of such number of additional shares of Common Stock and 97% of the Stock Price for the relevant Fundamental Change, the Corporation shall not have any obligation to pay the shortfall in cash.

SECTION 10. Conversion Procedures. (a) Pursuant to Section 7, on the Mandatory Conversion Date, any outstanding shares of Mandatory Convertible Preferred Stock shall automatically convert into shares of Common Stock. The Person or Persons entitled to receive the shares of Common Stock issuable upon Mandatory Conversion shall be treated as the record holder(s) of such shares of Common Stock as of the Close of Business on the Mandatory Conversion Date. Except as provided under Section 13(c)(iii) and Section 13(c)(v), prior to the Close of Business on the Mandatory Conversion Date, the shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock.

(b) To effect an Early Conversion pursuant to Section 8, a Holder must:

(i) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(ii) deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay all applicable transfer or similar taxes or duties, if any.

Notwithstanding the foregoing, to effect an Early Conversion pursuant to Section 8 of shares of Mandatory Convertible Preferred Stock held in global form, the Holder must, in lieu of the foregoing, comply with the applicable procedures of The Depository Trust Company (or any other depositary for the shares of Mandatory Convertible Preferred Stock held in global form appointed by the Corporation).

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”). A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder, or, if the Mandatory Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Early Conversion Date and the Business Day after the Holder has paid in full all applicable transfer or similar taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Close of Business on the applicable Early Conversion Date. Except as set forth in Section 13(c)(iii) and Section 13(c)(v), prior to the Close of Business on such applicable Early Conversion Date, the shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.

In the event that an Early Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Early Conversion was not effected, or, if the Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Registrar and Transfer Agent to reduce the number of shares of the Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on the applicable schedule attached to the global certificate or otherwise notate such reduction in the register maintained by such Registrar and Transfer Agent.

(c) To effect a Fundamental Change Conversion pursuant to Section 9, a Holder must:

(i) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(ii) deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay all applicable transfer or similar taxes or duties, if any.

Notwithstanding the foregoing, to effect a Fundamental Change Conversion pursuant to Section 9 of shares of Mandatory Convertible Preferred Stock held in global form, the Holder must, in lieu of the foregoing, comply with the applicable procedures of The Depository Trust Company (or any other depositary for the shares of Mandatory Convertible Preferred Stock held in global form appointed by the Corporation).

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”). A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder, or, if the Mandatory Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Fundamental Change Conversion Date and the Business Day after the Holder has paid in full all applicable transfer or similar taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Close of Business on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13(c)(iii) and Section 13(c)(v), prior to the Close of Business on such applicable Fundamental Change Conversion Date, the shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.

In the event that a Fundamental Change Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Fundamental Change Conversion was not effected, or, if the Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Registrar and Transfer Agent to reduce the number of shares of the Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on the applicable schedule attached to the global certificate or otherwise notate such reduction in the register maintained by such Registrar and Transfer Agent.

(d) In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e) Shares of Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Section 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares on such Record Date to receive payment of the full amount of such declared dividend on such Dividend Payment Date pursuant to Section 3.

SECTION 11. Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares of Common Stock held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the maximum number of shares of Common Stock deliverable upon conversion of all shares of Mandatory Convertible Preferred Stock (including the maximum number of shares of Common Stock deliverable upon conversion during a Fundamental Change Conversion Period). For purposes of this Section 11(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Mandatory Convertible Preferred Stock or as payment of any dividend on such shares of Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances.

(c) All shares of Common Stock delivered upon conversion of, or as payment of a dividend on, the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued,

fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances and free of preemptive rights.

(d) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and use its reasonable best efforts to keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount or the Fundamental Change Dividend Make-whole Amount on, the Mandatory Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the earlier of (x) the first conversion of Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof and (y) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-whole Amount on the Mandatory Convertible Preferred Stock, the Corporation covenants to list such Common Stock issuable upon the earlier of (1) the first conversion of the Mandatory Convertible Preferred Stock and (2) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-whole Amount on the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

SECTION 12. Fractional Shares. (a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Mandatory Convertible Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of the aggregate number of shares of Mandatory Convertible Preferred Stock that are converted on the Mandatory Conversion Date pursuant to Section 7 or at the option of the Holder pursuant to Section 8 or Section 9, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP per share of the Common Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the Mandatory Conversion Date, Fundamental Change Conversion Date or Early Conversion Date, as applicable.

(c) If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

SECTION 13. Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation issues Common Stock to all or substantially all holders of Common Stock as a dividend or other distribution, or if the Corporation effects a subdivision or combination (including, without limitation, a reverse stock split), each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS1/ OS0)

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution or immediately prior to the Open of Business on the Effective Date for such subdivision or combination, as the case may be;

CR1 = the Fixed Conversion Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such Effective Date, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such Effective Date, as the case may be (and prior to giving effect to such event); and

OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this clause (i) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate will be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Fixed Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared. For the purposes of this clause (i), the number of shares of Common Stock outstanding at the Close of Business on the Record Date shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii) Issuance of Stock Purchase Rights. If a Record Date occurs in respect of an issuance to all or substantially all holders of Common Stock of any rights, options or warrants (other than rights, options or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them for a period expiring 45 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Common Stock at less than the Current Market Price, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 x (OS0 + X) / (OS0 + Y)

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such issuance;

CR1 = the Fixed Conversion Rate in effect immediately after the Close of Business on such Record Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the aggregate price payable to exercise such rights, options or warrants, divided by the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.

Any increase in the Fixed Conversion Rates made pursuant to this clause (ii) shall become effective immediately after the Close of Business on the Record Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each Fixed Conversion Rate will be decreased, effective as of the date of such expiration or termination, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate will be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the Fixed Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Corporation.

(iii) Debt or Asset Distribution. (A) If a Record Date occurs for a distribution to all or substantially all holders of Common Stock of evidences of the Corporation’s indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets (excluding (1) any dividend or distribution as to which an adjustment was effected under Section 13(a)(i), (2) any rights, options or warrants as to which an adjustment was effected under Section 13(a)(ii), (3) any dividend or distribution as to which an adjustment was effected under Section 13(a)(iv), (4) any regular, quarterly cash dividend that does not exceed the Initial Dividend Threshold, and (5) any Spin-Off as to which an adjustment was effected under Section 13(a)(iii)(B) (any such evidences of indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets, the “Distributed Property”), then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x SP0 / (SP0 - FMV)

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1 = the Fixed Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP0 = the Current Market Price per share of Common Stock as of such Record Date; and

FMV = the fair market value (as determined in good faith by the Board of Directors) on the Record Date for such dividend or distribution of shares of the Corporation’s capital stock (other than the Common Stock), evidences of its indebtedness, its assets or rights to acquire its capital stock, its indebtedness or its assets, expressed as an amount per share of Common Stock.

If the Board of Directors determines the “FMV” (as defined above) of any dividend or other distribution for purposes of this clause (iii) by referring to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period in computing the Current Market Price per share of Common Stock as of the Record Date for such dividend or other distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Mandatory Convertible Preferred Stock shall receive, in respect of each share thereof, at the same time and upon the same terms as holders of the Common Stock receive the shares of the Corporation’s capital stock (other than the Common Stock), evidences of its indebtedness, its assets or rights to acquire its capital stock, its indebtedness or its assets that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or other distribution.

Any increase made under the portion of this clause (iii) above shall become effective immediately after the Close of Business on the Record Date for such dividend or other distribution. If such dividend or other distribution is not so paid or made, each Fixed Conversion Rate will be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the Fixed Conversion Rate that would then be in effect if the dividend or other distribution had not been declared.

(B) Notwithstanding the foregoing, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Corporation that are, or, when issued, will be, traded on a U.S. national securities exchange (a “Spin-Off”), then each Fixed Conversion Rate shall instead be increased based on the following formula:

CR1 = CR0 x (FMV0 + MP0 ) / MP0

where,

CR0 = the Fixed Conversion Rate in effect at the Close of Business on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution;

CR1 = the Fixed Conversion Rate in effect immediately after the Close of Business on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution;

FMV0 = the Average VWAP per share of such capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution; and

MP0 = the Average VWAP per share of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution.

The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph will occur at the Close of Business on the 10th consecutive Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution, but will be given effect as of the Open of Business on the date immediately succeeding the Record Date for such dividend or distribution on the relevant exchange. Because the Corporation shall make the adjustments to the Fixed Conversion Rates at the end of the 10 consecutive Trading Day period with retroactive effect, the Corporation shall delay the settlement of any conversion of Mandatory Convertible Preferred Stock if the Conversion Date occurs after the Record Date for such dividend or other distribution and prior to the end of such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates as described above) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

For purposes of this clause (iii) (and subject in all respects to clause (vi)), rights, options or warrants distributed by the Corporation to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this clause (iii) (and no adjustment to the Conversion Rate under this clause (iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Common Stock entitled to receive such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of clause (i), clause (ii) and this clause (iii), if any dividend or distribution to which this clause (iii) is applicable includes one or both of (x) a dividend or distribution of shares of Common Stock to which clause (i) is applicable (the “Clause I Distribution”) or (y) an issuance of rights, options or warrants to which clause (ii) is applicable (the “Clause II Distribution”), then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iii) is applicable (the “Clause III Distribution”) and any Fixed Conversion Rate adjustment required by this clause (iii) with respect to such Clause III Distribution shall then be made, and (2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause III Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the Record Date for determination of the holders of Common Stock entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the Record Date for the determination of holders of Common Stock entitled to receive the Clause III Distribution and (II) any shares of Common Stock included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding immediately prior to the Close of Business on such Record Date” within the meaning of clauses (i) and (ii).

(iv) Cash Distributions. If a Record Date occurs for a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock (excluding (1) any regular quarterly cash dividend that does not exceed $0.07 per share (the “Initial Dividend Threshold”), (2) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (3) any consideration payable as part of a tender or exchange offer as to which an adjustment was effected under clause (v) below), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x (SP0 - T) / (SP0 - C)

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1 = the Fixed Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0 = the Current Market Price per share of the Common Stock as of the Record Date for such distribution;

T = the Initial Dividend Threshold; and

C = an amount of cash per share of Common Stock the Corporation distributes to holders of the Common Stock.

The Initial Dividend Threshold shall be subject to adjustment on an inversely proportional basis whenever the Fixed Conversion Rates are adjusted, but no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Fixed Conversion Rates pursuant to this clause (iv).

Notwithstanding the foregoing, the Initial Dividend Threshold shall be zero for (a) any cash distribution that is not a quarterly cash distribution and (b) any quarterly cash distribution, if such distribution has a Record Date occurring in 2019 prior to the Mandatory Conversion Date and is the fourth (or later) quarterly cash distribution in 2019. The Initial Dividend Threshold shall be proportionately adjusted for any change in Dividend Periods (for example, from quarterly to annual or monthly), except that the Initial Dividend Threshold in respect of periodic distributions the Record Dates for which occur in 2019 shall be based on an annual dividend of $0.21 (as adjusted on an inversely proportional basis whenever the Fixed Conversion Rates are adjusted, but not for any adjustment made to the Fixed Conversion Rates pursuant to this clause (iv)).

The adjustment to the Fixed Conversion Rates pursuant to this clause (iv) will become effective immediately after the Close of Business on the Record Date for such distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Mandatory Convertible Preferred Stock shall receive, in respect of each share thereof, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution. If such distribution is not so paid, the Fixed Conversion Rates will be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay such dividend and (b) the date such dividend was to have been paid, to the Fixed Conversion Rates that would then be in effect if such distribution had not been declared.

(v) Self Tender Offers and Exchange Offers. If the Corporation or any of its Subsidiaries successfully completes a tender or exchange offer that is, or is required under applicable law to be, documented pursuant to a Schedule TO or registration statement on Form S-4 for the Common Stock (but, for the avoidance of doubt, excluding any tender or exchange offer solely for securities convertible, exercisable or exchangeable for the Common Stock), where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price of the common stock, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 x (AC+ (SP1 x OS1)) / (SP1 x OS0 )

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the Close of Business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the expiration date for such tender or exchange offer;

CR1 = the Fixed Conversion Rate in effect immediately after the Close of Business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the expiration date for such tender or exchange offer;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS1 = the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS0 = the number of shares of Common Stock outstanding at the Expiration Time (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the Average VWAP per share of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date for such tender or exchange offer.

The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph will occur at the Close of Business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the expiration date for such tender or exchange offer, but will be given effect as of the Open of Business on such expiration date. Because the Corporation shall make the adjustments to the Fixed Conversion Rates at the end of the 10 consecutive Trading Day period with retroactive effect, the Corporation shall delay the settlement of any conversion of Mandatory Convertible Preferred Stock if the Conversion Date occurs during such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates as described above) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

(vi) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of Mandatory Convertible Preferred Stock, converting Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in Section 13(a)(iii)(A), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights, options or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any shares of Common Stock, the rights described therein (unless such rights, options or warrants have separated from Common Stock (in which case each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation had made a distribution to all holders of Common Stock as described in Section 13(a)(iii)(A), subject to readjustment in the event of expiration, termination or redemption of such rights)) shall not constitute a distribution of rights, options or warrants that would entitle Holders to an adjustment to the Fixed Conversion Rates.

(b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 13, as the Corporation deems advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Stock Price. (i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. Subject to the exceptions set forth below, no adjustment in a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Section 13(c)(i) is not required to be made because it would not change the Fixed Conversion Rates by at least one percent, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided that with respect to adjustments to be made to the Fixed Conversion Rates in connection with cash dividends paid by the Corporation, the Fixed Conversion Rates shall be adjusted regardless of whether such aggregate adjustments amount to one percent or more of the Fixed Conversion Rates no later than August 15 of each calendar year; provided further that on (x) the earlier of any Early Conversion Date and the Effective Date of any Fundamental Change and (y) each Trading Day of the Final Averaging Period, adjustments to each Fixed Conversion Rate shall be made without regard to such one percent threshold, including with respect to any such adjustment carried forward that has not been taken into account before such date.

(ii) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b) (x) an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply on the Mandatory Conversion Date and (y) an inversely proportional adjustment shall also be made to the Floor Price. Such adjustment shall be made by dividing each of the Threshold Appreciation Price, the Initial Price and the Floor Price by a fraction, the numerator of which shall be the Minimum Conversion Rate immediately after such adjustment pursuant to Sections 13(a) or 13(b) and the denominator of which shall be the Minimum Conversion Rate immediately before such adjustment. Whenever any provision of this Certificate of Designations requires the Corporation to calculate the VWAP per share of the Common Stock over a span of multiple days, the Board of Directors shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Stock Price and the Five-Day Average Price, as the case may be) to account for any adjustments, pursuant to Section 13(a) or 13(b), to the Initial Price, the Threshold Appreciation Price and the Fixed Conversion Rates, as the case may be, that become effective, or any event that would require such an adjustment if the Ex-Dividend Date, effective date or Expiration Date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.

(iii) If:

(A) the record date for a dividend or distribution on Common Stock occurs after the end of the Final Averaging Period and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of the Final Averaging Period, then the Corporation shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of shares of Common Stock equal to the Mandatory Conversion Rate for purposes of that dividend or distribution. In this case, the Holders would receive the dividend or distribution on Common Stock together with the number of shares of Common Stock issuable upon Mandatory Conversion.

(iv) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), a proportional adjustment shall be made to each Stock Price column heading set forth in the table included in the definition of “Fundamental Change Conversion Rate” as of the day on which the Fixed Conversion Rates are so adjusted. Such adjustment shall be made by multiplying each Stock Price included in such table, applicable immediately prior to such adjustment, by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to such Stock Price adjustment, and the denominator of which is the Minimum Conversion Rate as so adjusted.

(v) Notwithstanding the foregoing, no adjustment to the Fixed Conversion Rates shall be made if Holders may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of Common Stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to an adjustment as if they held, for each share of Mandatory Convertible Preferred Stock, a number of shares of Common Stock equal to the Maximum Conversion Rate then in effect. In addition, the Fixed Conversion Rates shall not be adjusted except as provided in this Section 13. Without limiting the foregoing, the Fixed Conversion Rates shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date (other than a rights plan as set forth in Section 13(a)(vi);

(D) for a change solely in the par value of the Common Stock;

(E) for sales of Common Stock for cash, other than in a transaction described in Section 13(a)(ii) or Section 13(a)(iii)(A);

(F) stock repurchases that are not tender or exchange offers, including structured or derivative transactions;

(G) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock;

(H) a third-party tender or exchange offer, other than a tender or exchange offer by one of the Corporation’s Subsidiaries as described in Section 13(a)(v); or

(I) for accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, except as provided in Section 7, Section 8 and Section 9.

(d) Notice of Adjustment. Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Corporation shall:

(i) compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Fundamental Change Conversion Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) as soon as practicable following the determination of such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates provide, or cause to be provided, to the Holders, upon written request by a beneficial owner of the Mandatory Convertible Preferred Stock, a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

(e) Reorganization Events. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the consolidated property and assets of the Corporation and its Subsidiaries;

(iii) any reclassification of Common Stock into securities, including securities other than Common Stock; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or consolidation),

in each case, as a result of which the Common Stock would be converted into, or exchanged for, securities, cash or property (each, a “Reorganization Event”), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Stock based on the Maximum Conversion Rate immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Common Stock is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election (or of all holders of Common Stock if none makes an election). The Corporation shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each share of Mandatory Convertible Preferred Stock converted following the effective date of such Reorganization Event shall be determined as if references in Section 7, Section 8 and Section 9 to shares of Common Stock were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to such Conversion Date, except as provided in Section 13(c)(iii) and Section 13(c)(v)). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors, except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the Final Averaging Period of the volume weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

The provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13(e).

In connection with any Reorganization Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a Reorganization Event in which the Exchange Property (determined in accordance with this Section 13(e) and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Reorganization Common Stock”), the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Reorganization Common Stock that a holder of one share of Common Stock would receive in such Reorganization Event (such quotient rounded down to the nearest cent).

(ii) In the case of a Reorganization Event in which the Exchange Property (determined in accordance with this Section 13(e) and excluding any dissenters’ appraisal rights) is composed in part of shares of Reorganization Common Stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Reorganization Valuation Percentage for such Reorganization Event (such product rounded down to the nearest cent).

(iii) For the avoidance of doubt, in the case of a Reorganization Event in which the Exchange Property (determined in accordance with this Section 13(e) and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to zero.

SECTION 14. Transfer Agent, Registrar, and Conversion and Paying Agent. The duly appointed Transfer Agent, Registrar and Conversion and Paying Agent for the Mandatory Convertible Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Paying Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Paying Agent, as the case may be; provided that if the Corporation removes Computershare Trust Company, N.A., the Corporation shall appoint a successor transfer agent, registrar or conversion and paying agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

SECTION 15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

SECTION 16. Notices. All notices or communications in respect of the Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or by electronic mail or facsimile, or if given in such other manner as may be permitted in this Certificate of Designations, in the Amended and Restated Certificate of Incorporation or the Bylaws and by applicable law.

SECTION 17. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Corporation of any class.

SECTION 18. Other Rights. The shares of the Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Amended and Restated Certificate of Incorporation or as provided by applicable law.

SECTION 19. Form. (a) The Mandatory Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Mandatory Convertible Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend (the “Global Shares Legend”) as set forth on the form of Mandatory Convertible Preferred Stock certificate attached hereto as Exhibit A (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made part of this Certificate of Designations. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

This Section 19(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 19(a), countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Certificate of Designations or the Charter.

Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Mandatory Convertible Preferred Stock, unless (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b) Signature. Two Officers permitted by applicable law shall sign each Global Preferred Share for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigned such Global Preferred Share, such Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Mandatory Convertible Preferred Stock.

SECTION 20. Replacement Certificates. (a) If physical certificates are issued, and any of the Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder thereof, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the lost, stolen or destroyed Mandatory Convertible Preferred Stock certificate, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock (or Units of Exchange Property) issuable, along with any other consideration payable or deliverable hereunder, pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

SECTION 21. Titles and Headings. The titles and headings of the sections and subsections of this Certificate of Designations have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 22. Miscellaneous. (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and the Corporation shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) The Liquidation Preference and the Dividend Amount each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

SECTION 23. Listing. The Corporation hereby covenants and agrees that, if its listing application for the Mandatory Convertible Preferred Stock is approved, upon such listing, the Corporation shall use its reasonable best efforts to keep the Mandatory Convertible Mandatory Convertible Preferred Stock listed on the New York Stock Exchange (or its successor).

Exhibit A

[FORM OF FACE OF 8.00% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK CERTIFICATE]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ● ]	[Initial] Number of Shares of Series A Mandatory Convertible Preferred Stock [ ● ]

CUSIP 75508B 203

ISIN US75508B2034

RAYONIER ADVANCED MATERIALS INC.

8.00% Series A Mandatory Convertible Preferred Stock

(par value $0.01 per share)

(Liquidation Preference as specified below)

RAYONIER ADVANCED MATERIALS INC., a Delaware corporation (the “Corporation”), hereby certifies that [ ● ] / [Cede & Co.] (the “Holder”), is the registered owner of [ ● ( ● )] / [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 8.00% Series A Mandatory Convertible Preferred Stock, with a par value of $0.01 per share and a Liquidation Preference of $100.00 per share (the “Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations of 8.00% Series A Mandatory Convertible Preferred Stock of Rayonier Advanced Materials Inc. dated August 10, 2016 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this Certificate and the Certificate of Designations, the provisions of the Certificate of Designations shall control and govern.

Reference is hereby made to the provisions of the Mandatory Convertible Preferred Stock set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this                     day of                     ,             .

RAYONIER ADVANCED MATERIALS INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Mandatory Convertible Preferred Stock Certificate]

COUNTERSIGNATURE

These are shares of Mandatory Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:                     ,             .

Computershare Trust Company, N.A., as Registrar and Transfer Agent

By:
Name:
Title:

[Signature Page to Mandatory Convertible Preferred Stock Certificate]

[FORM OF REVERSE OF CERTIFICATE FOR MANDATORY CONVERTIBLE

PREFERRED STOCK]

Cumulative dividends on each share of Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of Mandatory Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Corporation shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of stock issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Mandatory Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 8.00% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), of Rayonier Advanced Materials Inc. (hereinafter called the “Corporation”), represented [hereby, or the portion below designated,]/[by stock certificate No(s). [ ● ] (the “Mandatory Convertible Preferred Stock Certificates”),] into common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of the Mandatory Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. [Each Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.]

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Shares of Mandatory Convertible Preferred Stock to Be Converted:

Shares of Common Stock to Be Issued:*

Signature:

Name:

Address:**

Fax No.:

*	The Corporation is not required to issue Common Stock until the shares of Mandatory Convertible Preferred Stock to be converted are received by the Corporation or the Conversion and Paying Agent.
**	Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

A-1

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

A-2

Schedule I

Rayonier Advanced Materials Inc.

Global Preferred Share

8.00% Series A Mandatory Convertible Preferred Stock

Certificate Number: [            ]

The number of shares of Series A Mandatory Convertible Preferred Stock initially represented by this Global Preferred Share shall be             . Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Series A Mandatory Convertible Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[1]	Attach Schedule I only to Global Preferred Shares.